Exhibit 1.1

12,000,000 Shares

MERISTAR HOSPITALITY CORPORATION

Common Stock

UNDERWRITING AGREEMENT

April 23, 2004

Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

     MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell 12,000,000 shares (the “Firm Stock”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to Lehman Brothers Inc. (the “Underwriter”) an option to purchase up to an additional 1,800,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement between the Company and the Underwriter concerning the offer, issue and sale of the Stock by the Underwriter as of the date first written above.

Section 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

     (a) A registration statement on Form S-3 (File No. 333-85162) with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement (and any amendments thereto) and all exhibits thereto have been delivered by the Company to you. As used in this Agreement, (i) “Registration Statement” means the Registration Statement on Form S-3 (File No. 333-85162), when it became effective under the Securities Act, and as from time to time amended or supplemented thereafter (or if any post-effective amendment to the Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, then the time that the most recent such amendment has been declared or became effective by the Commission); (ii) “Effective Time” means the date and the time as of which such Registration Statement was declared effective by the Commission; (iii) “Effective Date” means the date of the Effective Time; (iv) "Base Prospectus” means the prospectus (together with all documents incorporated therein by reference), dated May 9, 2002, and included in the Registration Statement; (v)

“Supplemental Prospectus” means the prospectus supplement (together with all documents incorporated therein by reference), dated April 23, 2004, relating to the Stock; and (vi) “Prospectus” means the Base Prospectus and the Supplemental Prospectus relating to the Stock, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”). Reference made herein to the Registration Statement or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) after the date of such Prospectus and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Registration Statement or the Prospectus.

     (b) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     (c) The Registration Statement, as of the Effective Date and on the date that any post-effective amendment to the Registration Statement becomes effective, conformed in all material respects with the requirements of the Securities Act and Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and as of the applicable Delivery Date (as defined below), conformed and will conform in all material respects with the requirements of the Securities Act and the Exchange Act and did not and will not contain any untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

     (d) The documents incorporated by reference in the Prospectus (the "Incorporated Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (e) Each of the Company and its Significant Subsidiaries (as defined below) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged; and none of the subsidiaries of the Company, other than MeriStar Hospitality Operating Partnership, L.P. (“MHOP”), is a Significant Subsidiary. For purposes of this Agreement, “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.

     (f) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. All of the issued shares of capital stock, partnership interests or limited liability membership interests, as the case may be, of each Significant Subsidiary of the Company have been duly and validly authorized and issued and (except for partnership interests of general partners and except to the extent the limited liability company agreements or partnership agreements governing the relevant companies provide otherwise) are fully paid and non-assessable and (except for partnership interests in MHOP owned by third parties) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (collectively, “Liens).

     (g) Except as disclosed in the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company’s charter or bylaws.

     (h) The shares of the Stock to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon payment for and delivery of the Stock to be sold by the Company pursuant to this Agreement, the Underwriter will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions (except as described in the Prospectus) and other claims.

     (i) This Agreement has been duly authorized, executed and delivered by the Company.

     (j) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Stock, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby (the “Transactions”) will not (i)

conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or any limited partnership agreement or other constituent document of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets or (iii) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound.

     (k) Except (i) with respect to the registration of the Stock under the Securities Act and the Exchange Act, (ii) as required by the state securities or “blue sky” laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Stock, or the consummation of the Transactions by the Company.

     (l) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employment contracts, benefit plans, qualified stock options plans or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or pursuant to a dividend reinvestment or stock purchase plan, or pursuant to outstanding options, convertible securities, rights or warrants.

     (m) Neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

     (n) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition, the results of operations, cash flows and changes in the financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (o) KPMG LLP (the “Accountants”), who have certified the financial statements of the Company, whose report is incorporated by reference in the Prospectus, who have delivered the initial letter referred to in Section 7(e) hereof and who will deliver the bring-down comfort letter referred to in Section 7(f) hereof, were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

     (p) There are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is subject which, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that are required to be disclosed in the Prospectus that are not so disclosed.

     (q) No relationship, direct or indirect, exists between or among the Company or MHOP on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or MHOP on the other hand, which is required to be set forth in the Prospectus which is not so set forth.

     (r) Except for existing agreements with holders of limited partnership units in MHOP, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned, directly or indirectly, or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (s) There are no contracts, agreements or other documents which are required to be set forth in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been set forth in the Prospectus or filed as exhibits to the Registration Statement.

     (t) Since the date as of which information is given in the Prospectus and except as otherwise disclosed in the Prospectus, the Company has not (i) issued or granted any securities, including any sales pursuant to Rule 144A, or Regulation D or S of, the Securities Act, other than in connection with any employment contract, benefit plan, qualified stock options plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stock purchase plan, or in connection with outstanding options, rights, convertible securities or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on any of its capital stock.

     (u) Neither the Company nor any of its Significant Subsidiaries is or, as of the applicable Delivery Date after giving effect to the issuance of the Stock and the application of the net proceeds therefrom as set forth in the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

     (v) Neither the Company, nor to its knowledge, any of its Affiliates (as defined in Rule 501(b) of Regulation D, an “Affiliate”), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of such securities as prohibited by Regulation M under the Securities Act.

     (w) The Company (including American General Hospitality Corporation as predecessor to the Company for all periods through the date of the merger of CapStar Hotel Company into American General Hospitality Corporation but excluding CapStar Hotel Company for any periods on or prior to the date of such merger (each, a “Predecessor Entity”)) was organized and conducted its business and operations for each of its taxable years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, and December 31, 2003 in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Internal Revenue Code”), and commencing with its taxable year ending December 31, 2004, the Company is organized and has conducted its business and operations in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and its proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Internal Revenue Code.

     (x) The Company, each of its subsidiaries and each Predecessor Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, any of its subsidiaries or any Predecessor Entity for which the Company would be liable which has had (nor does the Company have any knowledge of) any tax deficiency which would reasonably be expected to have a Material Adverse Effect; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

     (y) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects, except for property level financings and such as are set forth in the Prospectus or as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (z) Except as set forth in the Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties from insurers of recognized financial responsibility and as is customary for companies engaged in similar businesses in similar industries. Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected to have a Material Adverse Effect.

     (aa) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not reasonably be expected to have a Material Adverse Effect; each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not reasonably be expected to have a Material Adverse Effect.

     (bb) Except as set forth in the Prospectus, no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would be reasonably be expected to have a Material Adverse Effect.

     (cc) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (dd) Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its charter or by-laws or limited partnership agreement or other constituent document, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except where it would not reasonably be expected to have a Material Adverse Effect, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets are subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business, except where it would not reasonably be expected to have a Material Adverse Effect.

     (ee) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (ff) Except as set forth in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any Predecessor Entity for which the Company would be liable) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not reasonably be expected to have a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not reasonably be expected to have a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     (gg) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby.

     (hh) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

     (ii) The statements set forth in the Prospectus under the caption “Description of Common Stock of MeriStar” insofar as such statements purport to summarize the provisions of the documents or agreements referred to therein, matters of law or legal conclusions or federal statutes, laws or regulations, in all material respects, are accurate and fairly present the information required to be shown.

     (jj) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (iii) were, as of December 31, 2003, effective in all material respects to perform the functions for which they were established.

     (kk) Based on the Company’s most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

     (ll) Since the date of the most recent evaluation of such internal control over financial reporting, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 2. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Stock to the Underwriter and the Underwriter agrees to purchase the number of shares of the Firm Stock set forth opposite the Underwriter’s name in Schedule 1 hereto.

     In addition, the Company grants to the Underwriter an option to purchase the Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof.

     The price to the Underwriter of both the Firm Stock and any Option Stock shall be $6.07 per share.

     The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

Section 3. Offering of Stock by the Underwriter. The Underwriter proposes to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

     Section 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Underwriter for its account against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

     The option granted in Section 2 will expire at the close of business on the 30th day after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Underwriter. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriter, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”.

     Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriter and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Underwriter for its account against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriter shall request in the aforesaid written notice of exercise of the option. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

Section 5. Further Agreements of the Company. The Company covenants and agrees:

     (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; prior to making any amendment or supplement to the Registration Statement or to the Prospectus other than by filing documents under the Exchange Act which are incorporated by reference therein, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and not to effect any such amendment or supplement to which the Underwriter shall reasonably object by notice to the Company after a reasonable period to review, which shall not in any case be longer than three business days after receipt of such copy; prior to the termination of the offering of the Stock as determined by the Underwriter, not to file any document that would be deemed to be incorporated by reference in the final Prospectus pursuant to Item 12 of Form S-3 without delivering to the Underwriter a copy of the document proposed to be so filed, such delivery to be made at least twenty-four hours prior to such filing, and to consult with the Underwriter as to any comments which the Underwriter makes in a timely manner with respect to the document so delivered; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case, excluding exhibits), (ii) the Prospectus and any amended or supplemented Prospectus and (iii) any documents incorporated by reference in the Prospectus (excluding exhibits thereto) and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon their request, to file such documents and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the reasonable judgment of the Underwriter, be required by the Securities Act or is requested by the Commission;

     (e) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act);

     (f) Promptly from time to time, to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (g) For a period of five years following the First Delivery Date, to furnish to the Underwriter copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Underwriter with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR;

     (h) For a period of 90 days from the date hereof, not to, directly or indirectly, (1) announce an offering of, or file any registration statement with the Commission relating to, shares of Common Stock (other than the offering contemplated by this Agreement), offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any shares of Common Stock (other than the Stock), any securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the Common Stock to be issued in the ordinary course under the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, warrants or rights with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options or rights pursuant to option plans existing on the date hereof) ; provided, however, that, notwithstanding the foregoing, the Company and its subsidiaries may, during such 90-day period, file with, and have declared effective by, the Commission an universal shelf registration statement on Form S-3 registering the offering, issuance and sale of an aggregate of up to $500 million of securities to be offered on a delayed or continuous basis under Rule 415 under the Securities Act or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause each executive officer and director of the Company to furnish to the Underwriter, prior to the First Delivery Date, a letter or letters, substantially in the form of Annex A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

     (i) To apply for the listing of the Stock on the New York Stock Exchange, and to use its best efforts to effect that listing, subject only to official notice of issuance, prior to the First Delivery Date;

     (j) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Stock;

     (k) To use its best efforts to cause the Stock to be accepted for clearance and settlement through the facilities of DTC;

     (l) To apply the net proceeds from the sale of the Stock as set forth in the Prospectus;

     (m) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act; and

     (n) Except as otherwise expressly permitted by its charter or by-laws, to continue to conduct its operations in a manner that will meet the requirements to qualify as a REIT under the Internal Revenue Code.

     Section 6. Expenses. The Company agrees to pay the following expenses, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated:

     (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection;

     (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any amendments and exhibits thereto;

     (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement;

     (d) the costs of distributing this Agreement, any supplemental agreement of the Underwriter and any other related documents in connection with the offering, purchase, sale and delivery of the Stock by mail, telex or other means of communication;

     (e) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock;

     (f) all expenses and fees in connection with the application for inclusion of the Stock on the New York Stock Exchange;

     (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel for the Underwriter);

     (h) the fees and expenses (including fees and disbursements of counsel, if applicable) of the Company, the Accountants and the costs and charges of any registrar, transfer agent or paying agent; and

     (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that, except as provided in this Section 6 and in Section 11 the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which it may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

Section 7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the applicable Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) The Underwriter shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, the Prospectus or any amendment or supplement thereto, in the opinion of Simpson Thacher & Bartlett LLP, counsel to the Underwriter, contains an untrue statement of any fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate, limited liability company and partnership proceedings and other legal matters incident to the authorization, form and validity of the Registration Statement, the Prospectus, this Agreement and the Stock and all other legal matters relating to the offering, issuance and sale, as applicable, of the Stock and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Each of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, and Venable LLP, Maryland counsel to the Company, shall have furnished to the Underwriter their written opinion, as counsel and Maryland counsel, respectively, to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and to such further effect as the Underwriter may reasonably request.

     (e) At the time of execution of this Agreement, the Underwriter shall have received from the Accountants a letter or letters, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

     (f) With respect to the letter or letters of the Accountants referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial comfort letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down comfort letter”) of such Accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter.

     (g) The Company shall have furnished to the Underwriter a certificate, dated the applicable Delivery Date, of its Chief Executive Officer and its Chief Financial Officer, in form and substance reasonably satisfactory to the Underwriter, stating that:

     (i) to the best of their knowledge and after reasonable investigation, the representations and warranties of the Company in Section 1 of this Agreement are true and correct in all material respects as of such Delivery Date; and the Company has complied in all material respects with all its agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement prior to or on such Delivery Date;

     (ii) the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission as of the applicable Delivery Date; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and

     (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, (x)(A) the Registration Statement, as of the Effective Date and on the date that any post-effective amendment to the Registration Statement becomes effective, conformed in all material respects with the requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus, as of its date and as of the applicable Delivery Date, conformed and conforms in all material respects with the requirements of the Securities Act and the Exchange Act and did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

     (h) The Underwriter shall have received from each executive officer and director of the Company listed on Schedule 1 of Annex A an executed letter contemplated by Section 5(h) hereof.

     (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case set forth in clause (A) or (B), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the applicable Delivery Date on the terms and in the manner contemplated in the Prospectus and this Agreement.

     (j) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the NASDAQ or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof, or any other calamity or crisis, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the case of clause (iii) or (iv), in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (k) The Underwriter shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (l) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

     (m) The Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request to evidence compliance with the conditions set forth in this Section 7.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriter. Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

Section 8. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); provided, however, that the Company shall not be liable to the Underwriter under the indemnity agreement in this Section 8 to the extent, but only to the extent, that (X) the Company sustains the burden of proving that the Underwriter sold Stock to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus and (Y) the Company had previously furnished sufficient quantities of the Prospectus to the Underwriter within a reasonable amount of time prior to such sale or such confirmation, and (Z) the Underwriter failed to deliver the Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

     (b) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The Underwriter confirms, and the Company acknowledges, that the statements in the fourth paragraph under the caption “Underwriting” in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

Section 9. Defaulting Underwriter. [Intentionally Deleted]

Section 10. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

Section 11. Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter. If the Underwriter defaults in the performance of its obligations under this Agreement for reasons not permitted hereunder, this Agreement shall terminate and the Company shall not be obligated to reimburse the Underwriter on account of those expenses.

Section 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Desk (Fax: (212) 526-3633), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019; and

     with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: D. Rhett Brandon, Esq. (Fax: (212) 455-2502; Telephone (212) 455-3615);

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: (703) 812-7255; Telephone: (703) 812-7200);

     with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, Attention: Richard S. Borisoff, Esq. (Fax: (212) 757-3990; Telephone: (212) 373-3000);

     provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

Section 15. Definition of the Terms “Business Day” and “Subsidiary". For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

Section 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 19. Consent to Jurisdiction; Forum Selection; Appointment of Agent for Service of Process; Waiver of Jury Trial.

     (a) The Underwriter and the Company hereby submit to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

     (b) Any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

     (c) The Company hereby irrevocably appoints CT Corporation, 111 Eighth Avenue, New York, NY 10011, as its authorized agent in the State of New York upon which process may be served in any suit action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to CT Corporation by the person serving the same to the address provided in Section 12 shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 7 years from the date of this Agreement.

     (d) Any right to trial by jury with respect to any lawsuit, claim, action or other proceeding arising out of or relating to this Agreement or the services to be rendered by the Underwriter hereunder is expressly and irrevocably waived.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MeriStar Hospitality Corporation

By:	/s/ Donald D. Olinger

Name: Donald D. Olinger
Title: Executive Vice President, Chief
Financial Officer, and Treasurer

Accepted:

Lehman Brothers Inc.

By:	/s/ Arlene Salmonson

Authorized Representative

SCHEDULE 1

Underwriter	Number of Firm Shares to be Purchased
Lehman Brothers Inc.	12,000,000

ANNEX A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

     The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you (the “Underwriter”) of 12,000,000 shares (the “Shares”) of Common Stock, par value $.01 per share (the “Common Stock”), of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), and that the Underwriter proposes to reoffer the Shares to the public (the “Offering”).

     In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares and shares issued in the ordinary course pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering; provided, that, the restrictions set forth above shall not apply to transfers by the undersigned for bona fide charitable contributions, gifts and estate planning, so long as the recipient or donee is subject to a similar restricted transfer period.

     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective or if the Underwriting

1

Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from his or her obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:

Name:
Title:
Dated:

2

Schedule 1

Executive Officers and Directors

Executive Officers	Non-Officer Directors
Paul W. Whetsell	J. Taylor Crandall
Bruce G. Wiles	James F. Dannhauser
Donald D. Olinger	William S. Janes
Jerome J. Kraisinger	H. Cabot Lodge III
Brendan J. Keating	D. Ellen Shuman
William H. Reynolds, Jr.	James R. Worms

EXHIBIT A

1. All of the issued partnership interests of MHOP have been duly authorized and validly issued and (except for partnership interests of MHOP owned by third parties) are owned directly or indirectly by the Company, to our knowledge, free and clear of all liens, encumbrances, equities or claims.

2. Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any Securities pursuant to any agreement or other instrument known to us to which the Company is a party.

3. To our knowledge, based solely on a review of our internal litigation dockets, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

4. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included or incorporated or deemed incorporated by reference in or omitted from either of them, as to which we express no opinion; and each document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated or deemed incorporated by reference in the Registration Statement and Prospectus, except for the financial statements, financial statement schedules and other financial data included in or omitted from any of them, as to which we express no opinion, appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act.

5. To our knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act which have not been so filed as exhibits to the Registration Statement.

6. The Underwriting Agreement has been duly executed and delivered by the Company.

7. The execution, delivery and performance by the Company of the Underwriting Agreement, the issue and sale of the Securities, the compliance by the Company with all the provisions of the Underwriting Agreement and the completion of the transactions contemplated thereby will not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument listed as an exhibit to the Registration Statement or otherwise referred to in the Registration Statement or the Prospectus to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which breach, violation or default is reasonably likely to have a Material Adverse Effect or (B) result in any violation of (1) the provisions of the charter or by-laws or any limited partnership agreement or other constituent document of any of the Company’s Significant Subsidiaries that are organized in the State of Delaware or (2) any statute or any order, rule or regulation known to us of any court or governmental agency or body of the United States or the State of New York or established pursuant to the Delaware Revised Uniform Limited Partnership Act or the Delaware General Corporation Law having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets that is in our experience normally applicable to the transactions of the type contemplated by the Underwriting Agreement and, with respect to clause (2), except where the violation would not have a Material Adverse Effect. Notwithstanding the foregoing, it is understood that we are expressing no opinion in this paragraph 7 with respect to (i) any breach, violation or default which results from any statements made in or incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus not being complete and correct, or (ii) any state “blue sky” securities laws.

8. No consent, approval, authorization or order of, or filing or registration with, any Governmental Authority is required for the execution, delivery and performance by the Company of the Underwriting Agreement or the issuance or sale of the Securities, except for (A) the registration of the Securities under the Securities Act, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter and (C) such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made. For purposes of this opinion, the term “Governmental Authority” means any legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.

9. Neither the Company nor any of its subsidiaries is required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940.

10. The statements made under the caption “Certain Relationships and Related Transactions” in the Company’s proxy statement (filed with the Commission in definitive form on April 19, 2004) and the statements made under the captions “Business — The Management Agreements,” “Business — The Intercompany Agreement” and “Business — The Operating Partnership” (as updated by the statements made under the caption “Summary — Recent Developments — Redemption of Outstanding Class D OP Units” in the Prospectus Supplement) in the Company’s annual report on Form 10-K for the year ended December 31, 2003, insofar as they purport to constitute summaries of United States federal or New York State statutes, rules and regulations, or portions thereof, and the legal matters or documents referred to therein, are accurate in all material respects.

11. The statements made in the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects.

                      In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act. Such opinion shall also be to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and has participated in conferences with certain officers of the Company, the independent public accountants of the Company and other representatives of the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed and are familiar with the documents incorporated or deemed incorporated by reference therein and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them (other than as explicitly stated in paragraphs 10 and 11 above), based upon such participation, no facts have come to such counsel’s attention that led such counsel to believe that (a) the Registration Statement, including the Exchange Act Documents on file with the Commission on April 23, 2004, the date on which you became an underwriter in respect of the offering of the Securities (except for the financial statements, financial statement schedules and other financial data included or incorporated or deemed incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), as of April 23, 2004, the date on which you became an underwriter in respect of the offering of the Securities, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement, including the Exchange Act Documents (except for the financial statements, financial statement schedules and other financial data included or incorporated or deemed incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), at the time the Prospectus was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B

     1. The Company has been duly organized and is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland. The Company has all corporate power to own, lease and operate its current properties and to conduct its business substantially as described in its annual report on Form 10-K for the year ended December 31, 2003 under the caption “Business”, as described in the Supplemental Prospectus under the caption “Summary” and as described in the Base Prospectus under the caption “MeriStar Hospitality Corporation”.

     2. The Company is authorized to issue such number of shares of Common Stock as set forth in the Prospectus under the caption “Capitalization.” The shares of Common Stock issued and outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

     3. The Underwriting Agreement has been duly authorized, executed and, so far as is known to us, delivered by the Company.

     4. The issuance of the Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriter against payment of the consideration therefor in accordance with the Underwriting Agreement, the Stock (i) will be validly issued, fully paid and non-assessable, (ii) will be free of preemptive rights or other rights to subscribe for or to purchase any shares of stock of the Company arising under its charter or bylaws and (iii) except as described in the Prospectus, will not be subject to any restriction upon voting or transfer of shares of stock of the Company arising under the Company’s charter or bylaws.

     5. The statements in the Prospectus under the captions “Risk Factors-Risks Relating to the Common Stock-Potential anti-takeover effect of provisions of Maryland law and of our charter and our bylaws” and “Description of Common Stock of MeriStar,” insofar as they purport to constitute summaries of matters of Maryland law and regulations or legal conclusions with respect thereto or documents referred to therein, constitute accurate summaries of the matters or documents described therein in all material respects.

     6. Neither the execution, delivery and performance of this Underwriting Agreement nor the issuance of the Stock, nor the compliance by the Company with all of the provisions of this Underwriting Agreement nor the consummation of the transactions contemplated thereby will result in any violation of (i) the provisions of the Company’s charter or the Company’s bylaws or any Maryland statute which in our experience is normally applicable both to general business corporations which are not involved in regulated activities and to transactions of the type contemplated by the Underwriting Agreement or (ii) so far as is known to such counsel, any order, rule or regulation of any court, governmental agency or body established pursuant to the Maryland General Corporation Law having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby.

B-1

     In rendering such opinion, such counsel may state that the foregoing opinion is limited to the substantive laws of the State of Maryland and that such counsel does not express any opinion herein concerning any other law. Such counsel expresses no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the real estate syndication laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which such counsel’s opinion is expressed herein would be governed by any other jurisdiction (other than the State of Maryland), such counsel does not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

B-2